Exhibit 10.1

PURCHASE CONTRACT

THIS AGREEMENT made as of January 15, 2015.

BETWEEN:

JTB REAL ESTATE LLLP a limited liability limited partnership formed in accordance with the laws of State of Arizona, and represented by its General Partner, TBJ LLC, an Arizona limited liability corporation
 (the “Seller”)

OF THE FIRST PART

AND:

MEDICAN ENTERPRISES, INC. a company duly incorporated under the laws of Delaware and having its office at 3440 E Russell Road, Las Vegas, NV 89120

 (the “Buyer”)

OF THE SECOND PART

WHEREAS:

A.
The Seller is the owner of fee simple title to an industrial building being approximately 7200 sq. ft. on approximately .83 acres of land in Phoenix, county of Maricopa in the State of Arizona, and having a civic address at 10040 N. Metro Parkway W., Phoenix, Arizona, 85051 and legally described as Lot 3, of METROCENTER TRACT 10, according to the plat of record in the office of the Country Recorder of Maricopa County, Arizona, recorded in Book 797 Maps, page 15 (the “Premises”); and

B.
The Seller has agreed to sell and the Buyer has agreed to purchase all of the Seller’s right, title, and interest in and to the Premises and all of the Seller’s right title and interest in the leasehold improvements owned by the Seller which are used in association with and are located on or about the Premises as at the Closing Date (defined herein), on the terms and conditions set out in this Agreement.

NOW THEREFORE, in consideration of US$100.00 and other good and valuable consideration now paid by each of the parties to the other (the receipt and sufficiency of which is acknowledged) and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1           Definitions

The parties agree that the following terms shall have the following meanings in this agreement:

“Cash Portion of Purchase Price” means the sum of US$2,250,000.00;

“Closing” means the closing of the purchase and sale of the Purchased Property pursuant to this Agreement, and as more particularly described in paragraph 7.2;

“Closing Date” means a date on or before January 30, 2015;

“Conditions Precedent” has the meaning ascribed to it in paragraph 5.1;

“Deposit” means the US$10,000.00 cash deposit and the US$850,000.00 cash or cash equivalent deposit payable pursuant to paragraph 2.3(1) and (2) herein;

“Escrow” has the meaning ascribed to it in paragraph 2.3(3);

“Escrow Holder” means First American Title Insurance Company;

“Existing Leases” has the meaning ascribed to it in paragraph 5.1(3);

“Lease” means the Commercial Lease Agreement for the lease of the Premises between the Seller as Landlord, and Dreem Green LLC, as tenant, dated August 22, 2013;

“Material Loss” means any loss or damage to the Premises or the assets being conveyed with the Purchased Property occurring prior to the passing of risk which cannot be substantially repaired or replaced within sixty (60) days;

“Other Agreements” means any agreements, other than the Lease, in which the Seller is a party and which are required in order for the Buyer to receive the full benefit of ownership of the Purchased Property;

“Percentage Rent Portion of the Purchase Price” means an amount equal to 50% of any Percentage Rent (or Additional rent as the term is used in paragraph 6.3 of the Lease) (the “Percentage Rent”) actually collected by the Buyer, net of any legal or other costs directly incurred by the Buyer in order to effect payment of the Percentage Rent, in respect of Percentage Rent accrued but unpaid for the period of the Lease term arising prior to the Closing Date, provided that after a date which is three (3) years from the Closing Date, the Buyer shall no longer be obligated to pay any amounts to the Seller on account of the Percentage Rent Portion of the Purchase Price;

“Permitted Encumbrances” means all liens, charges, and encumbrances listed in attached Schedule A;

“Possession Date” means 12:01 a.m., on the Closing Date, or such other date as the parties may agree upon in writing;

“Property Information Sheet” has the meaning ascribed to it in paragraph 5.1(1);

“Purchase Price” means the aggregate of the Cash Portion of the Purchase Price and the Percentage Rent Portion of the Purchase Price;

“Purchased Property” has the meaning ascribed to it in paragraph 2.1;

“Seller’s Knowledge” means a statement of the Seller’s present and actual knowledge of the facts or circumstances to which such phrase relates;

“Title Commitment” has the meaning ascribed to it in paragraph 5.1(2); and

“Underlying Documents” has the meaning ascribed to it in paragraph 5.1(2);

any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

2.           PURCHASE AND SALE

2.1           The Purchased Property

The Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, on the terms and conditions contained in this Agreement, the following:

(1)	good and marketable fee simple title to the Premises; and

(2)
good and marketable title in and to the leasehold improvements owned by the Seller which are used in association with and are located on the Premises as at the Closing Date, including any electrical distribution systems (power panel, bus ducting, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, heating, ventilating, air conditioning equipment (HVAC), air lines, fire sprinkler systems, security and fire detection systems, carpets, and owned by the Seller which are used in association with and are located on the Premises;

(collectively, the “Purchased Property”), free and clear of all liens, charges, and encumbrances, except for the Permitted Encumbrances.

2.2           The Purchase Price

The Buyer agrees to pay the Purchase Price to the Seller for the Purchased Property, subject to the adjustments described in this Agreement and shall be exclusive of any transfer taxes.

2.3           Payment of the Purchase Price

Subject to the adjustments described in this Agreement, the Purchase Price shall be payable by the Buyer as follows:

(1)	as to US$10,000.00, by way of a non-refundable deposit payable to the Seller on execution of this Agreement payable directly to the Seller;

(2)	as to US$850,000.00, by way of a convertible debenture in the form attached hereto as Schedule “A” delivered to the Seller on Closing;

(3)
as to the balance of the Cash Portion of the Purchase Price, as adjusted pursuant to paragraph 2.4, by way of payment (the “Escrow”) to the Escrow Holder, on the Closing Date, by way of wire transfer or bank draft, or as otherwise agreed by the Escrow Holder; and

(4)
as to the Percentage Rent Portion of the Purchase Price, payable to the Sellers directly by way of cheque or wire transfer, as the Seller may direct the Buyer from time to time, and payable within thirty (30) days of receipt of any amounts received by the Seller in respect of the Percentage Rent.

Notwithstanding the obligations of the Purchaser at paragraph 2.3(4), if within nine (9) months of the Closing Date the Buyer has not collected the full amount of the Percentage Rent Portion of the Purchase Price and:

(5)	has not commenced legal proceedings to effect collection of such amount, or

(6)	are not using commercially reasonable efforts to collect the Percentage Rent Portion of the Purchase Price; or

(7)	for business reasons, has elected not to pursue payment of the Percentage Rent Portion of the Purchase Price, then the Buyer shall remit payment to the Seller of 50% of the then outstanding balance of the Percentage Rent Portion of the Purchase Price remaining outstanding in full satisfaction of the payment obligations owed pursuant to paragraph 2.3(4).  For greater certainty, when and if the Buyer collects any Percentage Rent it shall have no further obligations to remit any amounts to the Seller.

2.4           Allocation of the Purchase Price

The parties agree that the Purchase Price shall be allocated as follows:

Description or Assets	Value

Land	$1,680,000.00
Building	$580,000.00
TOTAL	$2,250,000.00

Any further amounts paid to the Seller on account of the Percentage Rent Portion of the Purchase Price shall be allocated to the value of the Land, as applicable.

2.5           Adjustments

All adjustments with respect to:

(1)	basic rents, including arrears in basic rent, , and prepaid rents;

(2)	recoveries and reserves paid by tenants on account of taxes and other operating cost recharges (on an equal per diem basis for the application recovery period); and

(3)
applicable real property taxes and special assessment bonds as of the Closing Date, based upon the latest tax bill available (the parties agree to prorate as of the Closing Date any taxes assessed against the Premises by supplemental bill levied by reason of events occurring prior to the Closing Date with payment of the prorated amount to be made promptly in cash upon receipt of a copy of any supplemental bill), and all other items normally adjusted between a Seller and Buyer on the sale of similar Premises shall be made with respect to the Purchased Property to and including the Closing Date (except for interest on any mortgages of the Seller to be discharged).  For greater certainty any accrued but unpaid rent determined based on the performance of the tenant’s business shall not be adjusted on the Closing, but shall be assigned from the Vendor to the Buyer entitling the Buyer to make claim for any such unpaid amounts, together with the unpaid basic rent payable by such tenant (adjusted pursuant to 2.5(1) herein).

The Buyer shall receive all income and pay all expenses relating to the Purchased Property from and including the Closing Date.  Any tenant recharges to be adjusted which are not finally determined at the Closing Date shall be based upon reasonable estimates supplied by the Seller, and any readjustments will promptly be made following the final determination of such amounts.

2.6           Discharge of Encumbrances

The Escrow Holder will not release any part of the Cash Portion of the Purchase Price to the Seller unless the Escrow Holder holds back in trust sufficient funds to payout any builders lien registered on title at Closing and until adequate provision has been made for the discharge and satisfaction of any encumbrances against the Purchased Property and the Premises.

The Escrow Holder will holdback in trust from the Purchase Price the sum of $100,000.00 (the ”Holdback”) as security for the discharge of the lien registered on title to the Purchased Property in favour of CSL Builders LLC in the principal sum of $86,397.07 (the “CSL Lien”).  The Escrow Holder shall hold the Holdback in trust until such time as the CSL Lien is discharged from the Purchased Property, or may use all or a portion of the Holdback to satisfy the CSL Lien,  and in any event if the CSL lien is not discharged from the Purchased Property within 120 days from the Closing Date the Escrow Holder shall forthwith pay the Holdback into court in order to have the CLS Lien discharged from title to the Purchased Property.

3.           REPRESENTATIONS AND WARRANTIES

3.1           Seller’s Representations and Warranties

The Seller represents and warrants to the Buyer, with the intent that the Buyer shall rely on them in entering into this Agreement and in concluding the purchase and sale contemplated in this Agreement, that as of the date of the Agreement (unless otherwise specified) and as of the Closing Date (unless this Agreement is earlier terminated):

(1)	Status of the Seller:

(a)	the Seller is the registered and beneficial owner of the Purchased Property;

(b)
Except as disclosed by the Seller to the Buyer, there is no claim or litigation pending or, to the knowledge of the Seller, threatened with respect to the Seller, the Purchased Property, or use of the Purchased Property by the Seller which could affect the right of the Buyer to own,  and obtain revenue from the Purchased Property or the ability of the Seller to perform its obligations under this Agreement; and

(c)
neither the execution of this Agreement nor its performance by the Seller will result in a breach by the Seller of any term or provision or constitute a default under any indenture, mortgage, deed of trust, or any other agreement to which it is bound.

(2)	Title to the Purchased Property:

(a)	on the Closing Date, the Seller shall have good and marketable title to the Purchased Property free and clear of all liens, charges, and encumbrances except for the Permitted Encumbrances; and

(b)
Except as disclosed by the Seller to the Buyer, no lien under any mechanics or materialmen’s liens or other liens exists or is claimed with respect to the Purchased Property nor any part of the Purchased Property.

(3)	The Premises:

(a)	the Purchaser acknowledges and agrees that it is purchasing the Property “As Is Where Is”, subject only to the following representations concerning the Premises;

(b)	neither the Premises nor its use violates any zoning applicable to it and the Seller has not received any notice of any impending or intended rezoning of the Premises;

(c)
to the Seller’s Knowledge, the Premises are zoned in a manner which permits its present use and occupation and to the Seller’s Knowledge, no charges or violations have been filed, served, made or threatened against or relating to the Purchased Property as a result of any violation or alleged violation of any of the aforesaid;

(d)
there are no outstanding work orders or other requirements or notices relating to any of the Purchased Property issued by any governmental authority or any board of fire underwriters or any insurer, and the Seller is not in discussion with any such governmental authority, board of fire underwriters or insurer relating to work orders or other requirements or notices and to the Seller’s Knowledge, there are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other restrictions applicable to the said properties or changes or events which might curtail or interfere with the current use of any of the Purchased Property;

(i)
to the Seller’s Knowledge, all hydro, water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services and all mechanical systems (as aforesaid), are installed, connected and operated in compliance with applicable laws;

(ii)
the Seller has not received any notice from any insurance carrier of defects or inadequacies respect to the Purchased Property which, if not corrected, could result in termination of insurance coverage;

(iii)
the Seller has not received any notice with respect to any by-law change affecting the Purchased Property nor any notice relating to any threatened or pending condemnation or expropriation of any of the said properties from any governmental authority, and the Seller is not aware of any pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Purchased Property;

(iv)
no amounts including, without limitation, taxes, local improvement taxes, levies or assessments are owing by the Seller in respect of the Purchased Property to any governmental entity or public utility, other than current accounts which are not in arrears and there are no outstanding appeals on assessments which have been issued or raised by any governmental authority or by the Seller concerning any realty, business or other taxes with respect to the Purchased Property;

(e)	Lease:

(i)	the term of the Lease expires as at August 31, 2018;

(ii)	the amount of the outstanding Monthly rent, as contemplated at sections 1.10, 6.1 and 6.2 of the Lease is as set out in Schedule “B” attached hereto;

(iii)	as at the current date and as at the Closing Date the tenant under the Lease has not paid any amount on account of Additional Rent, as contemplated at sections 1.10 and 6.3 of the Lease;

(iv)	the tenant under the Lease is not currently providing the Seller with any information concerning their gross revenues;

(v)
The Seller has provided to the Buyer true and complete copies of the Lease, including supplements, amendments and modifications thereof a copy of which is attached hereto as Schedule B.  Except as set out in Schedule B hereto, the Lease has not been nor is it being further modified or amended or assigned.  The tenant is in arrears of Rent as set out in Schedule B hereto and the tenant under the Lease, has not entered into or agreed to enter into any subleases, licences or concessions with respect to the Lease; and

(4)	Premises Taxes:

(a)
there are no local improvement charges or special levies against the Premises of which the Seller has Knowledge nor has the Seller received any notice of any such proposed local improvement charges or special levies; and

(b)
all municipal taxes, rates, levies, and assessments with respect to the Premises are paid in full or will be adjusted as provided in paragraph 2.5 and there is no pending appeal or other proceedings in existence with respect to any such taxes, rates, levies, and assessment.

(5)	General:

(a)	neither the Premises, nor any part of the Premises, has been expropriated or condemned, nor has the Seller received any notice of any proposed expropriation or condemnation;

(b)	this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms herein;

(c)
the Seller carries all insurance which would be carried by a prudent owner of the Premises and the Seller has not have been refused any insurance by any insurance carrier to which either of them have applied for insurance during the past five (5) years; and

3.2           Survival of Seller’s Representations and Warranties

The representations and warranties contained in paragraph 3.1 shall survive the Closing Date and shall continue in full force and effect for the benefit of the Buyer for a period of one year after the Closing Date.

3.3           Seller’s Indemnity

The Seller covenants to indemnify and hold harmless the Buyer from and against any losses, claims, actions, liability, damages and costs, arising from:

(1)	any of the representations and warranties of the Seller set forth in this Article 3 being incorrect or breached, or any of the covenants set forth in this Agreement being breached;

(2)
any and all liabilities of the Seller relating to the Purchased Property, whether accrued, absolute, contingent or otherwise, existing on the Possession Date and which the Buyer has not agreed to assume pursuant to this Agreement; and

(3)	any and all actions, lawsuits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to the foregoing.

3.4           Buyer’s Representations and Warranties

The Buyer hereby represents and warrants as representations and warranties that will be true as of the Closing Date as follows:

(1)
the Buyer is a body corporate duly incorporated and existing under the laws of the State of Delaware and duly qualified to purchase and own the Purchased Property and the Buyer has full power, authority and capacity to enter into this Agreement and carry out the transactions contemplated herein;

(2)
there is no action or proceeding pending or to the Buyer’s knowledge threatened against the Buyer before any court, arbiter, arbitration panel, administrative tribunal or agency which, if decided adversely to the Buyer, might materially affect the Buyer’s ability to perform its obligations hereunder; and

(3)
neither the Buyer entering into this Agreement nor the performance of its terms will result in the breach of or constitute a default under any term or provision of any indenture, mortgage, deed of trust or other agreement to which the Buyer is bound or subject.

4.           COVENANTS

4.1           Seller’s Covenants

The Seller covenants with the Buyer to:

(1)
permit the Buyer and its representatives on reasonable notice to the Seller and with the Seller present to enter onto the Premises and carry out such inspections, tests, studies, appraisals, surveys and investigations of the Premises as the Buyer may reasonably require;

(2)	cause the Purchased Property to be maintained and repaired and to effect replacements to the Purchased Property as may be required before the Closing Date in the manner of a prudent owner,;

(3)	maintain insurance coverage with respect to the Purchased Property, in such amounts and on such terms as would a prudent owner;

(4)
not enter into or amend any contract with respect to the Purchased Property including before the Closing Date without the prior written approval of the Buyer, including the current lease of the Premises;

(5)
provide the Buyer with continuing access to all records and other documents relating to the operation of the Purchased Property in the possession or control of the Seller which are not delivered to the Buyer on or before the Closing Date;

(6)
grant authorizations reasonably required by Buyer to authorize municipal and statutory authorities to release information confirming compliance with laws, bylaws and other statutory and governmental regulations and with respect to potential statutory liens;

(7)
pay when due any indebtedness of the Seller to any governmental authority which, by operation of law or otherwise, becomes a lien, charge, or encumbrance on the Premises from and after the Closing Date, including without limitation, corporation capital taxes and workers’ compensation payments; and

(8)	not modify, amend, or cancel any of the Permitted Encumbrances without the prior written approval of the Buyer.

5.           CONDITIONS

5.1           Buyer’s Conditions Precedent

The obligation of the Buyer to complete the purchase of the Purchased Property on the Closing Date is subject to the following conditions precedent being in effect or satisfied within the time herein provided:

(1)
on or before January 15, 2015, the Escrow Holder shall have caused a current commitment for title insurance ("Title Commitment") concerning the Purchased Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment ("Underlying Documents");

(2)
on or before January 15, 2015, the Seller shall have provided the Buyer with legible copies of all leases, subleases or rental arrangements (collectively, "Existing Leases") affecting the Purchased Property,

(3)
on or before January 15, 2015, the Buyer will have obtained financing on terms and conditions satisfactory to the Buyer;
on or before January 15, 2015, the Buyer will have completed its due diligence of the Premises, , the Property Information Sheet, the Underlying Documents,

(4)	on or before the Closing Date, the Buyer having entered into a consulting agreement with Timothy Donald commencing on the Closing Date on mutually agreeable terms to be determined between the parties;

(5)
on or before the Closing Date, there shall not have occurred a destruction of, or damage or loss to, the Purchased Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure and if the cost of repair or cure is $10,000.00 or less, the Seller shall repair or cure the loss prior to the Closing Date, provided that the Buyer shall have the option, within ten (10) days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement or to purchase the Purchased Property notwithstanding such loss, but without deduction or offset against the Purchase Price, but provided further that if the cost to repair or cure is more than $10,000.00, and the Buyer does not elect to terminate this Agreement, the Buyer shall be entitled to any insurance proceeds applicable to such loss; and

(6)
on the Closing Date, the representations and warranties of the Seller as set forth in Article 3 herein will be materially true and the Seller will have reasonably complied with all material obligations to be performed by it at or before the Closing Date,

(the “Conditions Precedent”).

IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONDITIONS WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT THE BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT.

The Seller acknowledges that all of the conditions specified in paragraph 5.1 are for the exclusive benefit of the Buyer and may be waived by the Buyer, in its sole discretion, and may be elsewhere herein referred to as "Conditions Precedent."

In consideration of the $10,000.00 non-refundable payment to be paid by the Buyer to the Seller and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Seller, the Seller agrees not to revoke its acceptance of the Buyer’s offer contained herein while this Agreement remains subject to any of the foregoing conditions precedent.  The parties agree that this Agreement will become an unconditional contract for the sale and purchase of the Purchased Property forthwith upon the satisfaction or waiver of the foregoing conditions precedent.

5.2           Waiver

All of the conditions precedent set forth in paragraph 5.1 are for the Buyer’s sole benefit and each may be waived unilaterally by the Buyer, at the Buyer’s election.  If the Buyer does not give the Seller notice of the satisfaction or waiver of all of such conditions precedent within the time therein provided then the Buyer’s obligation to purchase the Purchased Property will be at an end.

6.           RISK/POSSESSION

6.1           The Passing of Risk

The Purchased Property shall be at the risk of the Seller until completion of the closing, under paragraph 7.

6.2           Material Loss or Damage

If there is any Material Loss prior to the passing of risk as stated in paragraph 7.1, the Buyer shall, within seven (7) days following such loss or damage, by notice in writing at its option either:

(1)	terminate this Agreement, , and neither party shall be under any further obligation to the other; or

(2)	elect to complete the purchase, in which case the proceeds and the right to receive the proceeds of all insurance shall be assigned by the Seller to the Buyer on the Closing Date.

In the absence of delivery of such notice, the Buyer shall be deemed to have elected to complete the purchase.

6.3           Repair of Damage

The Seller shall diligently repair at its sole expense any damage caused to the Purchased Property while the Premises are at the risk of the Seller.  Subject to paragraph 6.2, the amount of any insurance proceeds for damage not required by the Seller shall be assigned to the Buyer on the Closing Date, and applied on account of such repair.  .

6.4           Possession

The Seller shall deliver vacant possession of the Purchased Property to the Buyer on the Closing Date, subject only to the Permitted Encumbrances upon completion of the sale and purchase of the Purchased Property and subject to the lease of the Premises by the current tenant.

7.           CLOSING PROCEDURE

7.1           Closing

The closing of the purchase and sale of the Purchased Property will commence at 12:00 noon on the Closing Date.  In the event of Material Loss under paragraph 6.2, the Closing Date shall be deferred for seven (7) days.  Closing will take place at, or at such other place as the parties may mutually agree.

7.2           Closing Procedure/ Escrow

(1)
Upon acceptance hereof by Seller, this Agreement, including any counteroffers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between the Buyer and the Seller, but also instructions to the Escrow Holder for the consummation of the Agreement through the Escrow. The Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties. Subject to the reasonable approval of the Parties, the Escrow Holder may, however, include its standard general escrow provisions.

(2)
The Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which the Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

(3)
Subject to satisfaction of the Conditions Precedent herein described, the Escrow Holder shall close this escrow (the "Closing") by recording a special warranty deed and the other documents required to be recorded, together with an instrument of assignment of the Lease, and by disbursing the funds and documents in accordance with this Agreement.

(4)
The Buyer and the Seller shall each pay one-half (50%) of the Escrow Holder's charges and the Seller shall pay the usual recording fees and any required documentary transfer taxes. The Seller shall pay the premium for a standard coverage owner's policy of title insurance.

(5)	The Escrow Holder shall verify that all of Buyer’s Conditions Precedent have been satisfied or waived prior to Closing.

(6)
If this transaction is terminated for non-satisfaction and non-waiver of the Conditions Precedent, then neither of the parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, the Buyer shall be promptly refunded all funds deposited by the Buyer (other than the non-refundable deposit paid pursuant to paragraph 2.3(1) herein), with the Escrow Holder, and the Title Company and Escrow Holder cancellation fees and costs, all of which shall be the Buyer’s obligation. If this transaction is terminated as a result of the Seller’s breach of this Agreement then the Seller shall pay the Title Company and the Escrow Holder cancellation fees and costs.

(7)
The Closing shall occur on the Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Closing Date and said date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party and the Escrow Holder, in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

(8)
Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay the Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

(9)
If this sale of the Purchased Property is not consummated for any reason other than the Seller’s breach or default, then at the Seller’s request, and as a condition to any obligation to return the deposit, the Buyer shall within five (5) days after written request deliver to the Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for the Buyer that pertain to the Purchased Property. Provided, however, that the Buyer shall not be required to deliver any such report if the written contract which the Buyer entered into with the consultant who prepared such report specifically forbids the dissemination or the report to others.

7.3           Seller’s Documents

Five (5) days prior to the Closing Date, the Escrow Holder shall obtain an updated Title Commitment concerning the Purchased Property from the Title Company and provide copies thereof to each of the Parties.  The Seller shall deliver to the Escrow Holder in time for delivery to Buyer at the Closing:

(1)	special warranty deed, duly executed and in recordable form, conveying fee title to the Purchased Property to the Buyer;

(2)
the Existing Leases and Other Agreements together with duly executed assignments thereof by the Seller to the Buyer, with the assignment of Existing Leases being in the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the AIR or its equivalent;

(3)
an affidavit executed by the Seller to the effect that Seller is not a “foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes and if the Seller does not provide such affidavit in form reasonably satisfactory to the Buyer at least three (3) business days prior to the Closing the Escrow Holder shall at the Closing deduct from the Seller’s proceeds and remit to the Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers;

(4)	a bill of sale, duly executed, conveying title to any included personal property to the Buyer;

(5)	the Seller’s statement of adjustments; and

(6)	a duly executed resolution of the Seller authorizing the execution of this Agreement and the sale of the Purchased Property.

7.4           Buyer’s Documents

The Buyer shall deliver to the Seller through Escrow:

(1)
the balance of the Cash Portion of the Purchase Price pursuant to paragraph 2.3(3) and such additional sums as are required of the Buyer under this Agreement shall be deposited by the Buyer with the Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder in immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Closing Date provided, however, that the Buyer shall not be required to deposit such monies into Escrow if at the time set for Closing the Seller is in default or has indicated that it will not perform any of its obligations hereunder;

(2)	the Assignment and Assumption of Lessor's Interest in the Lease in the form specified in paragraph 7.3(2) above, duly executed by the Buyer;

(3)	Assumptions duly executed by the Buyer of the obligations of the Seller that accrue after Closing under any Other Agreements; and

(4)	a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Purchased Property.

7.5           Closing

At Closing, Escrow Holder shall cause to be issued to the Buyer a standard coverage or ALTA extended, owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in the Buyer, subject only to the exceptions approved by the Buyer.

7.6           Concurrent Requirements

It is a condition of this Agreement that all requirements of this Article 7 are concurrent requirements and it is specifically agreed that nothing will be completed on the Closing Date until everything required to be paid, executed and delivered on the Closing Date has been so paid, executed and delivered and until the Buyer’s solicitors have satisfied themselves as to the Buyer’s title.

7.7           Discharge of Seller’s Encumbrances

The Buyer acknowledges and agrees that if the Seller’s title to the Premises is subject to any financial encumbrance which is required to be discharged by the Seller, the Seller will not be required to clear title before the receipt of the net sales proceeds but will be obligated to do so within a reasonable time following closing and the Buyer will pay or cause its solicitors to pay the balance of the adjusted Purchase Price to the Seller’s solicitors in trust on their undertaking to discharge any such financial encumbrance.

7.8           Election

If on the Closing Date any of the representations or warranties made by the Seller are untrue in any material respect or the Seller is in default in any material respect under any of the covenants and agreements to be observed or performed by the Seller under this Agreement, the Buyer may elect not to complete the purchase of the Purchased Property under this Agreement or to complete the purchase of the Purchased Property under this Agreement, in either case without prejudice to any rights or remedies the Buyer may have in respect of the Seller’s breach or default.

8.           MISCELLANEOUS

8.1           Time

Time shall be of the essence of this agreement and the transactions contemplated in this Agreement notwithstanding the extension of any of the dates under this Agreement.

8.2           Tender

Any tender of documents or money may be made upon the party being tendered or upon its solicitors, and money may be tendered by bank draft or wire transfer.

8.3           Relationship of the Parties

Nothing in this Agreement shall be construed so as to make the Buyer a partner of the Seller or an owner of the Purchased Property for any purpose, until the Closing Date, and the Seller shall indemnify and save the Buyer harmless from any and all costs, expenses, damages, claims, or liabilities which may be incurred with respect to the Purchased Property before the Closing Date which the Buyer is not obligated to assume under this Agreement, and this provision shall survive the Closing Date or the termination of this Agreement.

8.4           Notice

Any notice required or permitted to be given under this Agreement shall be sufficiently given if delivered personally or if sent by prepaid registered mail as follows:

to the Buyer at:                     3440 E Russell Road,
Las Vegas, NV
89120

Attention:              Wayne Hansen
Email:                      whns42@gmail.com

to the Seller at:                      13401 108 Avenue
Surrey, BC
V3T 5T3

Attention:              Brent Stickland
Email:                      gbs@hdas.com

provided that any party shall be entitled to designate another address by giving notice of it to the other party in accordance with the terms of this Agreement.  Any notice so mailed shall be deemed to have been received, except during a period of interruption of normal postal service, on the fourth business day following the date of mailing.

8.5           Further Assurances

Each of the parties shall, at the expense of the other party, execute and deliver all such further documents and do such further acts and things as the other party may reasonably request from time to time to give full effect to this Agreement.

8.6           Assignment

The Buyer may assign its rights under this Agreement with the prior written consent of the Buyer, such consent not to be unreasonably withheld, provided that the Medican Enterprises, Inc. shall not be released from its obligations hereunder as a consequence of any such assignment.

8.7           Non-merger

None of the provisions of this Agreement shall merge in the transfer of the Premises or any other document delivered on the Closing Date, and the provisions of this Agreement shall survive the Closing Date.

8.8           Certificates

Wherever this Agreement provides for a certificate of a responsible officer of a party, that certificate shall state that the officer has made reasonable and prudent inquiries to determine the accuracy of the matter certified and that certificate shall be deemed to constitute a representation and warranty or a covenant, as the case may be, by the party whose officer signed the certificate.

8.9           Payment of Fees

Each party shall pay its own legal fees.  The Buyer shall be responsible for all registration fees payable in connection with registration of the transfer of land referred to in paragraph 7.2(3) and the Buyer’s Mortgage but the Seller shall be responsible for the costs of clearing title of any financial encumbrances.

8.10           Commission

The Seller and the Buyer acknowledge and agree that no real estate commissions are payable as a result of the purchase and sale of the Purchased Property.

8.11           Binding Effect

This Agreement shall enure to the benefit of and be binding upon the parties, their respective heirs, executors, administrators, and other legal representatives and, to the extent permitted in this Agreement, their respective successors and assigns.

8.12           Extended Meanings

Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

8.13           Headings

The headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

8.14           Applicable Law

This Agreement shall be interpreted in accordance with the laws of of the State of Arizona, USA in respect of conveyance of title to the Purchased Property to the Buyer.

8.15           Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of the Agreement and contains all of the representations, warranties, covenants and agreements of the respective parties, and may not be amended or modified except by an instrument in writing executed by all parties.  This Agreement supersedes all prior agreements, memoranda, and negotiations between the parties.

8.16           Schedules

The Schedules attached to this Agreement form part of this Agreement.

8.17           No Contra Proferentem

This Agreement will be interpreted neutrally, without regard to the party drafting this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

EXECUTED by MEDICAN ENTERPRISES, INC. in the presence of: ___________________________________ Witness	MEDICAN ENTERPRISES, INC. per: /s/ Ken Williams Authorized Signatory

JTB REAL ESTATE LLLP by its General Partner TBJ LLC /s/__________________ Authorized Signatory

SCHEDULE A

Permitted Encumbrances

NIL

SCHEDULE B

Real Property Lease—Section 3.1(3)(g)

Outstanding Basic Rent as at January 31, 2015 $172,500.00
Collected Percentage Rent Nil

Exhibit A

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT OR (III) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT; PROVIDED THAT, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (II) OR (III) HEREOF, THE HOLDER HAS PROVIDED TO THE ISSUER AN OPINION OF COUNSEL, IN FORM SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT ANY SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITY BEFORE JUNE 1, 2015

UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED IN CANADA, OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT HOLDER BEFORE JUNE 1, 2015

MEDICAN ENTERPRISES, INC.

SECURED CONVERTIBLE DEBENTURE

Lender: JTB REAL ESTATE LLLP	Principal Amount: US$850,000.00

SECTION 1 - DEFINITIONS AND INTERPRETATION

In this Debenture, unless there is something in the context inconsistent therewith, the following words and phrases shall have the following meanings, respectively:

1.1	“1933 Act” means the United States Securities Act of 1933, as amended.

1.2
“Applicable Laws” means, in respect of any Person, property, transaction or event, all present or future applicable laws, statutes, decrees, regulations, treaties, ordinances, orders, writs, injunctions, judgments and decrees and all applicable official directives, rules, guidelines, orders and policies of any governmental or other regulatory bodies including, without limitation, stock exchanges, having authority over any of the foregoing.

1.3	“Business Day” means any day but excludes Saturday or Sunday and any other day which is a statutory holiday in British Columbia

1.4	“Closing Date” means January 31, 2015.

1.5	“Collateral” means the Land any and all personal property, assets and undertaking of the Corporation of whatsoever nature and kind charged by this Debenture.

1.6	“Common Share” means a common share in the capital of the Corporation.

1.7	Conversion Dates” means the earlier to occur of the dates set out below, as to the amount stated, and the Payment Date:

(a)	if the Market Price per Common Share at any time exceeds US$0.50, then US$250,000 of the Debenture may then or anytime thereafter be converted;

(b)	if the Market Price per Common Share at any time exceeds US$1.00, then US$100,000 of the Debenture may then or anytime thereafter be converted;

(c)	if the Market Price per Common Share at any time exceeds US$1.50, then US$200,000 of the Debenture may then or anytime thereafter be converted;

(d)	if the Market Price per Common Share at any time exceeds US$2,00, then US$300,000 of the Debenture may then or anytime thereafter be converted,

and for greater certainty if not all of the Debenture has been converted as at the Payment Date then the full amount of the Debenture then outstanding and all accrued but unpaid interest may be converted into Common Shares pursuant to the terms of this Agreement;

1.8	“Conversion Price per Common Share” means the Current Market Price for each Common Share multiplied by 0.60.

1.9	“Corporation” means Medican Enterprises, Inc., all subsidiaries and affiliates, and every Successor Corporation.

1.10	“Current Market Price” means the weighted average trading price per share for Common Shares for the twenty (20) consecutive trading days ending on the date such shares are converted.

1.11	“Date of Conversion” shall have the meaning ascribed to it in Section 5.4 hereof.

1.12	“Debenture” means this secured convertible debenture, as the same may be amended, varied, supplemented, restated, renewed or replaced at any time and from time to time.

1.13	“Event of Default” shall have the meaning ascribed to it in Section 7.1 hereof.

1.14	“Exchange” means the OTC Bulletin Board, or such other exchange in which the Common Shares are freely traded from time to time.

1.15	“Interest” shall have the meaning ascribed to it in Section 2.2 hereof.

1.16	“Land” shall have the meaning ascribed to it in Section 3.1 hereof.

1.17	“Lender” shall have the meaning first written above.

1.18	“Market Price per Common Share” means the trading price per share for Common Shares on any given date or time.

1.19	“Maturity Date” means Twelve (12) months (365 days) from the Closing Date, subject to the provisions of Section 2.1 herein.

1.20	“Parties” means the Lender and the Corporation and their successors and assignees.

1.21	“Payment Date” means August 1, 2015.

1.22	“Permitted Priority Encumbrances” means those Security Interests and other encumbrances or interests identified as Permitted Priority Encumbrances and set out in Schedule “A” attached hereto.

1.23	“Permitted Subordinated Encumbrances” means those Security Interests and other encumbrances or interests identified as Permitted Subordinated Encumbrances and set out in Schedule “A” attached hereto.

1.24
“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

1.25	“Principal Amount” shall have the meaning first written above.

1.26
“Securities” means all shares, options, warrants, rights or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting and including, for greater certainty, debt securities that are convertible into any of the above.

1.27	“Security Interest” means any mortgage, charge, lien, hypothec, encumbrance or other security arrangement of whatsoever nature or kind.

1.28	“Successor Corporation” means any corporation which is formed by the amalgamation, merger, restructuring or reorganization of the Corporation.

1.29
“Taxes” includes all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalty, interest and other payments on or in respect thereof.

SECTION 2 - PROMISE TO PAY

2.1
Principal Amount.  The Corporation, in consideration for the receipt of the Principal Amount from the Lender, hereby acknowledges itself indebted to and covenants with the Lender to pay the Principal Amount on or before the Maturity Date, unless and except to the extent that such Principal Amount is repaid by conversion into Common Shares as provided for in Section 5 below.  Notwithstanding the foregoing, the Lender may make demand for repayment of the Principal Amount and all accrued but unpaid Interest at any time after the Payment Date, and after receipt of such demand the Corporation shall repay any outstanding amounts of Principal Amount and accrued but unpaid Interest within thirty (30) days of receipt of such demand.

2.2
Interest. Interest shall accrue and shall be payable on the Principal Amount, or so much thereof as remains outstanding from time to time before and after the Maturity Date, at a rate of 10.0% per annum compounded semi-annually, not in advance (“Interest”).  The Corporation agrees to pay Interest to the Lender monthly on the first day of each and every month after the Closing Date on the Principal Amount outstanding from time to time and upon repayment of the Principal Amount the Corporation in accordance with the terms of the Agreement shall pay all remaining outstanding and unpaid Interest.  For greater certainty, Interest shall accrue to, and be payable up to the date of any conversion of any portion of the Debenture, notwithstanding that such conversion may occur on a day that is not the Maturity Date.

2.3
Repayment by the Corporation.  The Corporation may repay the Principal Amount and any accrued and unpaid Interest, in whole or in part, at any time after July 31, 2015, provided that the Corporation shall provide the Lender with seven (7) days prior notice of its intention to prepay the Principal Amount, or such lesser amount as the Corporation intends to pay, during which time the Lender may exercise its conversion rights pursuant to Section 5.1 herein.

SECTION 3 - SECURITY

3.1
Mortgage Security.  As security for payment of the principal amount of the Principal Amount  and Interest and all other monies and liabilities from time to time payable pursuant to this Debenture and as security for the due performance by the Corporation of all of its other present and future obligations hereunder, the Corporation hereby grants to the Lender a 2nd charge and mortgage over that certain land located in Phoenix, county of Maricopa in the State of Arizona, and having a civic address at 10040 N. Metro Parkway W., Phoenix, Arizona, 85051 and legally described as Lot 3, of METROCENTER TRACT 10, according to the plat of record in the office of the Country Recorder of Maricopa County, Arizona, recorded in Book 797 Maps, page 15 (the “Land”) and all proceeds derived therefrom.

3.2
Priority of Security Interest.  The Security Interest granted by this Debenture shall rank in second priority behind the Security Interest granted pursuant to the Permitted Priority Encumbrance.  The Lender agrees to execute and deliver any priority agreements requested by the Corporation to confirm and evidence the priority of the Permitted Priority Encumbrances over the Security Interest granted by this Debenture.

3.3
Subsequent Act.  The Corporation shall, from time to time, execute and do or cause to be executed and done all things which in the opinion of the Lender or its appointed counsel may reasonably be required to evidence or protect the Security Interest created herein.

3.4
Registration of Mortgage.  The Corporation shall, at the Lender’s request and at the Corporation’s expense, register, file or record the Security Interests created herein in all offices where such registration, filing or recording is in the opinion of the Lender or the Lender’s appointed counsel, acing reasonably, necessary or of advantage to the creation or perfection of the Security Interest.  The Corporation shall deliver to the Lender on demand verification statements or certificates evidencing such registration, filing or recording, and will, at the Lender’s request, do, observe and perform all matters and things necessary or expedient to be done, observed and performed, for the purpose of creating, maintaining and preserving the Security Interest or creating, maintaining and preserving the priority thereof.

3.5	Exclusions. The Security Interest granted herein does not apply or extend to:

(1)
the last day of any term created by any lease or agreement now held or later acquired by the Corporation but the Corporation will stand possessed of the reversion thereby remaining in the Corporation of any leasehold premises in trust for the Lender to assign and dispose of as the Lender or any purchaser of such leasehold premises directs;

(2)
if any lease or other agreement contains a provision which provides in effect that such lease or agreement may not be assigned, subleased, charged or encumbered without the leave, licence, consent or approval of the lessor, the application of the security interest created hereby to any such lease or agreement is conditional upon such leave, licence, consent or approval having been obtained and the security interest created hereby will attach to such lease or agreement as soon as such leave, licence, consent or approval is obtained; or

(3)	any consumer goods of the Corporation.

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

4.1	Representations and Warranties. The Corporation represents and warrants to the Lender, all of which shall survive the execution and delivery of this Debenture, as follows:

(1)
Existence, Power and Conduct of Business.  The Corporation is a corporation duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, is up to date in all filings required under Applicable Laws, has the requisite power and authority and all material governmental licenses, authorizations, consents and approvals necessary to own, operate and lease its properties and assets and to conduct its businesses in which it is presently engaged and to enter into and perform its obligations under this Debenture.

(2)
Corporate Power, Authorization and Enforceable Obligations.  The execution, delivery and performance by the Corporation of this Debenture, the creation of all Security Interests provided for herein and the issuance of the Common Shares contemplated herein: (i) are within the corporate power of the Corporation; (ii) have been duly authorized by all necessary corporate or other action of the Corporation; (iii) are not in contravention of, and will not conflict with or violate, any provision of the articles of incorporation or by-laws of the Corporation; and (iv) will not contravene, conflict with or violate any Applicable Laws.

(3)	No Event of Default. No Event of Default has occurred and is continuing.

SECTION 5 - CONVERSION RIGHTS

5.1
Conversion Right.  Subject to Section 5.5 below, the parties agree that until the Principal Amount and any accrued and unpaid Interest have been fully repaid, on the Conversion Dates the Lender shall have the right to convert all or any portion of the then outstanding Principal Amount and accrued and unpaid Interest into Common Shares at the Conversion Price per Common Share.  Such conversion may be effected by the presentation of this Debenture at the offices of the Corporation, accompanied by a conversion notice (the “Conversion Notice”) signed by the Lender in the form attached as Schedule B notifying the Corporation as to the exercise of the right of conversion and specifying the amount of Principal Amount and Interest being converted and setting forth the name and address of the nominees of the Lender in whose name(s) the Common Shares issuable upon such conversion are to be registered.  For greater certainty, no conversion in part or in whole of the Principal Amount shall extinguish or satisfy, or relieve the Corporation of its obligation to pay, any interest on such principal amount, or interest on such interest, accruing up to but excluding the Date of Conversion.

5.2
Issuance of Common Shares on Conversion.  As promptly as practicable after the presentation of this Debenture for conversion pursuant to Section 5.1, but in no event later than five Business Days after such presentation of this Debenture for conversion, the Corporation shall issue to the Lender or its nominee(s) a certificate or certificates representing the number of Common Shares into which all or any portion of the Principal Amount and Interest have been converted and shall cause the Lender or its nominee to be entered in its books as of the Date of Conversion as the holder of the number of Common Shares into which the Principal Amount and Interest, or portion thereof being converted, is converted.  Common Shares issued upon such conversion shall be entitled to dividends (if any) declared in favour of holders of Common Shares of record on and after the Date of Conversion.  As of and from such applicable date, the Common Shares so issued shall for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.  In the event that any amounts remain outstanding under this Debenture after giving effect to such conversion, the Corporation shall acknowledge in writing the amount of remaining Principal Amount owing by the Corporation to the Lender, plus any accrued and outstanding Interest and shall issue a new Debenture to the Lender on the same terms and conditions as set out herein, for the amount then owing to the Lender within five (5) Business Days of the date of surrender of this Debenture to the Corporation.

so issued shall for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.  In the event that any amounts remain outstanding under this Debenture after giving effect to such conversion, the Corporation shall acknowledge in writing the amount of remaining Principal Amount owing by the Corporation to the Lender, plus any accrued and outstanding Interest and shall issue a new Debenture to the Lender on the same terms and conditions as set out herein, for the amount then owing to the Lender within five (5) Business Days of the date of surrender of this Debenture to the Corporation.

5.3
No Fractional Shares.  No fractional Common Share or other security shall be issued upon the conversion of all or any portion of the Principal Amount and Interest.  If the conversion of all or any portion of the Principal Amount and Interest would otherwise result in a fractional Common Share, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, pay to the Lender an amount equal (computed to the nearest whole cent, with one half of a cent or more being rounded up) to the appropriate fraction of the value provided.

5.4
Effect of Conversion.  The conversion of the Principal Amount and Interest thereon or any portion thereof shall be deemed to have been made immediately prior to the close of business on the date on which this Debenture is surrendered for conversion (the “Date of Conversion”) in accordance with the provisions of this Section 5.  The Lender’s rights in respect of the converted portion shall terminate at the time of surrender, and the nominee of the Lender entitled to receive the Common Shares into which all or any portion of the Principal Amount is converted shall be treated, as between the Corporation and such person or persons, as having become the holder or holders of record of such Common Shares on that date, provided if this Debenture is surrendered for conversion on any day on which the register for Common Shares is closed, the Lender or its nominee entitled to receive Common Shares upon the conversion of this Debenture or a portion thereof shall become the holder of record of such Common Shares as of the date on which the register of Common Shares is next open.

5.5
Limit on Share Ownership.  The conversion and/or redemption rights provided for in this Debenture shall only be exercisable to the extent that Lender or its nominee may own, either directly or beneficially, a maximum of 9.99% of the issued and outstanding voting shares of the Corporation.

5.6
Transfer Restrictions.  The Common Shares issuable upon conversion may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Corporation or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such Common Shares are sold or transferred pursuant to Rule 144 under the 1933 Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Lender who agrees to sell or otherwise transfer the shares only in accordance with this Section.  Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the Common Shares issuable upon conversion have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Shares issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Corporation shall issue to the Lender a new certificate therefore free of any transfer legend if (i) the Corporation or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Corporation so that the sale or transfer is effected or (ii) in the case of the Common Shares issuable upon conversion of this Debenture, such security is registered for sale by the Lender under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

SECTION 6 - COVENANTS

6.1	Covenants. The Corporation hereby covenants to the Lender that at all times while the Lender’s conversion rights are outstanding:

(1)
the Corporation shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the obligations of the Corporation pursuant to this Debenture;

(2)
the Common Shares which may be issued upon the exercise of the conversion rights shall be validly issued as fully paid and non-assessable.  The issuance and delivery of said Common Shares shall not be subject to any liens, restrictions, claims or encumbrances, provided however that said Common Shares may be subject to restrictions on transfer under applicable securities laws;

(3)
the Corporation shall duly and punctually pay or cause to be paid to the Lender the principal of and interest accrued on this Debenture (including, in the case of default, interest on the amount in default) on the dates, at the places, in the currency, and in the manner provided for herein;

(4)	except as herein otherwise expressly provided, the Corporation shall at all times maintain its corporate existence;

(5)	the Corporation shall duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Debenture;

(6)	the Corporation shall maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

(7)
the Corporation shall defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except as otherwise provided herein, will keep the Collateral free and clear of all security interests and other encumbrances or interests except for those Permitted Priority Encumbrances and Permitted Subordinated Encumbrances or interest which may rank subordinate to the Mortgage;

(8)	the Corporation shall not change its name without first giving notice to the Lender of its new name and the date when such new name or amalgamation is to become effective.

SECTION 7 - DEFAULT

7.1	Events of Default. The security hereby constituted shall become enforceable upon the occurrence of any of the following events of default (each, an “Event of Default”):

(1)
if the Corporation makes default in the observance or performance of any written covenant or undertaking given by the Corporation to the Lender and such default is not rectified within fifteen (15) Business Days of notice being delivered by the Lender to the Corporation;

(2)
if the Corporation makes default in payment of any indebtedness or liability of the Corporation to the Lender hereunder, when due, and such default is not remedied within five (5) days of notice being delivered by the Lender to the Corporation;

(3)
if a decree or order of a court of competent jurisdiction is entered adjudging the Corporation a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of the Corporation under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs, and any such decree, order, winding up or liquidation of its affairs, and any such decree, order, winding up or liquidation continues unstayed and in effect for a period of more than twenty (20) Business Days;

(4)
if the Corporation makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada ), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such petition; and

(5)
if an encumbrancer takes lawful possession of any portion of the Collateral or any other property of the Corporation which is material to the Corporation taken as a whole, or if any process of execution is levied or enforced upon or against a material portion of the Collateral or other property of the Corporation and remains unsatisfied for such period as would permit any such Collateral or other property to be sold thereunder, unless the Corporation actively and diligently contests in good faith such process, but in that event the Corporation shall, if the Lender so requires, give security which, in the discretion of the Lender, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

7.2
Waiver.  The Lender may in writing waive any breach by the Corporation of any of the provisions contained herein or any default by the Corporation in the observance or performance of any covenant or condition required by the Lender to be observed or performed by the Corporation; provided always that no act or omission by the Lender in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

SECTION 8 - REMEDIES

8.1
Remedy Against Security.  Upon Default under this Agreement, the security constituted by this Agreement and granted pursuant to this Agreement shall immediately become enforceable. To enforce and realize on the security constituted by this Agreement and granted pursuant to this Agreement the Lender may take any action permitted by law or equity, as it may deem expedient, and without limiting the foregoing the Lender may proceed to realize the security hereby constituted and to enforce its rights by entry; or by the appointment by instrument in writing of a receiver or receivers of the subject matter of such security or any part thereof and such receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of the Lender or not, and the Lender may remove any receiver or receivers so appointed and appoint another or others in his or their stead; or by proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the subject matter of such security or any part thereof, or by any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity, and may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Corporation.  Any such receiver or receivers so appointed shall have all of the powers conferred on the Lender by this Debenture.  In exercising any powers any such receiver or receivers shall act as agent or agents for the Corporation and the Lender shall not be responsible for his or their actions.

8.2
Acceleration on Default  The Lender, in its sole discretion, may declare all or part of the Principal Amount and Interest accrued by unpaid immediately due and payable in the event of a Default.  The provisions of this paragraph do not and are not intended to affect in any way any rights of the Lender with respect to the Principal Amount and Interest that may be payable on demand.

SECTION 9 - MISCELLANEOUS

9.1
Renewals.  The Lender, without exonerating in whole or in part the Corporation, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from or from perfecting securities of, may accept compositions from, and may otherwise deal with the Corporation and all other persons and securities as the Lender may see fit.

9.2
Discharge on Payment.  Upon payment by the Corporation of the outstanding Principal Amount being secured and interest and all other obligations of the Corporation hereunder or secured hereby, the Lender shall upon request in writing by the Corporation delivered to the Lender’s office deliver up this Debenture to the Corporation and shall at the expense of the Corporation cancel and discharge the charge of this Debenture and execute and deliver to the Corporation such deeds or other instruments as shall be requisite to discharge the charge hereby constituted.

9.3
No Obligation to Advance.  Nothing herein shall obligate the Lender to make any advance or loan or further advance or loan or to renew any note or extend any time for payment of any indebtedness of the Corporation to the Lender.

9.4	No Merger. This security is in addition to, not in substitution for and shall not be merged in any other agreement, security, document or instrument now or hereafter held by the Lender.

9.5
Waiver of Right to Jury Trial.  THE LENDER HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS NOTE OR THE ENFORCEABILITY OR INTERPRETATION THEREOF OR ANY OTHER MATTER RELATED HERETO OR THERETO OR ARISING HEREUNDER OR THEREUNDER.

9.6
Successors and Assigns.  This Debenture shall be binding upon the Corporation and its successors and assigns including any successor by reason of amalgamation of or any other change in the Corporation and shall enure to the benefit of the Lender and its successors and assigns; provided that the Lender shall not assign any of its rights or obligations hereunder without the prior written consent of the Corporation, which consent is not to be unreasonably withheld.  The Corporation shall not assign any of its rights or obligations hereunder without the prior written consent of the Lender, not to be unreasonably withheld.

9.7
Notices.  All notices, requests, demands or other communications (collectively, “Notices”) by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery, or by facsimile transmission to such other party as follows:

(a)	To the Corporation at:

Medican Enterprises, Inc.
3440 E Russell Road
Las Vegas, NV 89120

Attention:  Wayne Hansen
Email:  whns42@gmail.com:

with a copy to (except in respect of delivery of  a Conversion Notice, in which delivery of the original Conversion Notice and Debenture shall be delivered as below, with a copy to the Corporation above, and which delivery to Affinity Law Group below shall constitute notice to the Corporation):

Affinity Law Group
Suite 1130 – 400 Burrard Street
Vancouver, BC  V6C 3A6

Attention: Darcy Wray
Email:  dwray@affinitylaw.ca
Facsimile: (604) 681-5889

(b)	to the Lender at:

JTB Real Estate LLLP
Suite 1450 13401 108th Avenue
Surrey B.C.
V3T 5T3

Attention Brent Stickland

Facsimile:                      •
Email:                             •

or at such other address as may be given by such person to the other parties hereto in writing from time to time.  All such Notices shall be deemed to have been received when delivered or transmitted.

9.8
Severability.  Should any part of this Debenture be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this Debenture had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Debenture would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

9.9
Jurisdiction. This Debenture shall be construed in accordance with and be governed by the laws of the Province of British Columbia and for the purpose of legal proceedings this Debenture shall be deemed to have been made in the said Province and to be performed there and the courts of that Province shall have jurisdiction over all disputes which may arise under this Debenture and the Corporation hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Lender from proceeding at its election against the Corporation in the courts of any other province, country or jurisdiction.

9.10	Currency. All references in this Debenture to sums of money shall be, unless the contrary is expressly indicated, to sums in the lawful money of United States.

9.11	Time of the Essence. Time shall be of essence.

9.12	Amendments to Debenture. This Note may be amended only by a writing signed by the Corporation and the Lender.

9.13
Singular and Plural Interpretation.  Words importing the singular include the plural and vice versa; and words importing gender shall include all genders.  The headings in this Debenture are included for convenience of reference only, and shall not constitute a part of this Debenture for any other purpose.

9.14
Counterparts.  This Debenture may be executed in as many counterparts and by facsimile transmission as may be necessary and each of which so signed will be deemed to be an original and such counterparts and facsimile transmissions together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

IN WITNESS WHEREOF the Parties have caused this Debenture to be signed by its proper officers duly authorized in that behalf as of January 31, 2015.

MEDICAN ENTERPRISES, INC.

By:              ____________________________________
Name:
Title:

JTB REAL ESTATE LLLP

By:              ____________________________________
Name:
Title:

SCHEDULE A

PERMITTED PRIORITY ENCUMBRANCES

“Permitted Encumbrances” means:

1.	a charge and mortgage security over the Land, provided that the principal amount owing under such mortgage is not greater than $1, 500,000;

2.
security given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the Corporation’s operations;

3.
all rights reserved to or vested in any governmental body by the terms of any lease, license, franchise, grant or permit held by the Corporation or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or obtain a lien or any property or assets of the Corporation in the event of failure to make such annual or other periodic payments;

4.
purchase money security interests or liens, conditional sales agreements or other title retention mortgages on a property or asset created, issued or assumed to secure the unpaid purchase price in respect of such property or asset and consented to by the Lender;

5.	liens for taxes, assessments or governmental charges which are not at the time due or delinquent, or if due or delinquent, the validity of which is being contested at the time;

6.	lien, mortgage, charge, hypothec or encumbrance that is registered against the assets of the Corporation on the date hereof and consented to by the Lender;

PERMITTED SUBORDINATED ENCUMBRANCES

7.
undetermined or inchoate liens and charges incidental to construction, maintenance or operations which have not yet been filed pursuant to law or, which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested;

8.
the lien or any right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease which have not yet been filed pursuant to law or, which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested;

9.
such other lien, mortgage, charge, hypothec or encumbrance as may be created, incurred or registered against the assets of the Corporation for the purposes of securing future borrowings or financings by the Corporation;

10.
when required by law and public and statutory obligations, an encumbrance resulting from the deposit of cash or security in connection with contracts, tenders or expropriation proceedings, or to secure Workers’ Compensation, surety or appeal bonds or costs of litigation; and

SCHEDULE B

FORM OF CONVERSION NOTICE

TO:           ______. (the “Corporation”)

The undersigned, registered holder of the attached Debenture, hereby irrevocably elects to convert such Debenture (or $ ________________ principal amount thereof) into _______________ Common Shares of the Corporation in accordance with the terms of the Debenture and directs that such Common Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below (provided that if the person indicated below is not the undersigned, then the undersigned acknowledges and agrees that the delivery of such Common Shares to the person indicated below fully satisfies repayment of the amount of the Debenture converted into such Common Shares).

DATED the _________ day of _____________________, 200___.

______

Per:
Name:
Title:

REGISTER AND DELIVER AS FOLLOWS:

Name:          ________________________

Address:    _________________________